CONFORMED COPY


				   AGREEMENT


	       Agreement dated as of May 1, 1994 between Roche Holding Ltd (the "Parent") and Roche Capital Corporation (the "Subsidiary"). Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

	       WHEREAS, the Parent owns directly or indirectly all the capital stock of the Subsidiary;

	       WHEREAS, each of Parent and Subsidiary is a party to the Acquisition Agreement and Plan of Merger dated as of May 1, 1994 (the "Merger Agreement") among Syntex Corporation ("Syntex"), the Subsidiary and Roche (Panama) Corporation, pursuant to which the Subsidiary has agreed to issue shares of Limited Conversion Preferred Stock ("LCPS") to holders of Syntex shares under certain circumstances set forth in the Merger Agreement; and

	       WHEREAS, pursuant to the terms of such Limited Conversion Preferred Stock, holders thereof have been granted exchange rights with respect to Non-voting Equity Securities of the Parent as more fully described in the Certificate of Designation of such Limited Conversion Preferred Stock.

	       NOW, THEREFORE, the parties agree as follows:

	       1. Stock Ownership of the Subsidiary. At all times during the term of this Agreement, Parent shall directly or indirectly own and hold the entire legal title to and beneficial interest in all the outstanding shares of stock of Subsidiary having the right to vote for the election of members of the Board of Directors of Subsidiary and will not directly or indirectly pledge or in any way encumber or otherwise dispose of any such shares of stock, unless required to dispose of any or all such shares of stock pursuant to a court decree or order of any governmental authority which, in the opinion of counsel to Parent, may not be successfully challenged.

	       2. Maintenance of Consolidated Net Worth. Parent agrees that it shall cause Subsidiary, at such time or times as Subsidiary is obligated, under the terms of the LCPS, to make payments or distributions to holders of LCPS or to redeem the LCPS, to have a Consolidated Net Worth at least equal to the amount necessary to enable Subsidiary to make such payments, distributions or redemptions.

	       For purposes of this Agreement, the term "Consolidated Net Worth" shall mean the excess of (i) total assets of Subsidiary over (ii) the sum of (x) total liabilities of Subsidiary and (y) the liquidation value of all stock of the Company other than LCPS ranking prior to or pari passu with the LCPS. For this purpose, total assets and total liabilities are each to be determined in accordance with generally accepted accounting principles consistently applied.

	       3. Availability of Non-voting Equity Securities. Parent hereby agrees to provide or otherwise make available to Subsidiary sufficient Non-voting Equity Securities to enable Subsidiary to promptly meet its exchange obligations under the LCPS.

	       4. Waiver. Parent hereby waives any failure or delay on the part of the Subsidiary in asserting or enforcing any of its rights or in
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making any claims or demands hereunder.

	       5. Not a Guaranty. This Agreement is not, and nothing herein contained and nothing done pursuant hereto by Parent shall be deemed to constitute, a guaranty by Parent of the payment of any obligation or indebtedness or liability, of any kind or character whatsoever, of Subsidiary. The only parties to this Agreement are Parent and Subsidiary, and this Agreement shall not confer upon any other person any right or claim against Parent.

	       6. Modification, Amendment or Termination. This agreement may be modified, amended or terminated by the written agreement of the parties; provided, however, that no such modification, amendment or termination shall have any adverse effect upon the ability of Subsidiary to meet its obligations with respect to the exchange rights provided for in the Certificate of Designation at the time of such modification, amendment or termination without the written consent of the holders of a majority of outstanding LCPS.

	       7. Bankruptcy, Liquidation or Moratorium. Any rights and obligations which either of the parties has under this Agreement will remain valid and binding notwithstanding any bankruptcy or liquidation of, or moratorium involving, the Subsidiary.

	       8. Rights of the Subsidiary. It is the intention of the parties in entering into this Agreement to benefit Subsidiary, and accordingly the obligations of Parent under this Agreement may be enforced exclusively by Subsidiary at any time against Parent.

	       9. Successors. The agreements herein set forth shall be mutually binding upon, and inure to the mutual benefit of, Parent and Subsidiary and their respective successors.

	       10. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws. The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States for the Southern District of New York in respect of any action or proceeding relating in any way to this Agreement. This Agreement shall terminate at such time as no LCPS are outstanding.



	       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


ROCHE HOLDING LTD                      ROCHE CAPITAL CORPORATION


By: /s/ Henri B. Meier                 By: /s/ Henri B. Meier

   Name:  Henri B. Meier                  Name:  Henri B. Meier
   Title: Vice President                  Title: Vice President